WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<LEGEND>
        THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
        FROM FORM 10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENE TO
        SUCH FINANCIAL STATEMENTS.
</LEGEND>
<CIK>                         000009163
<NAME>                        Coinmach Corp.
<MULTIPLIER>                                   1
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   3-MOS                      9-MOS
<FISCAL-YEAR-END>                   MAR-31-2000                 MAR-31-2000
<PERIOD-START>                      OCT-01-1999                 APR-01-1999
<PERIOD-END>                        DEC-31-1999                 DEC-31-1999
<EXCHANGE-RATE>                     1                           1
<CASH>                              28,022                      0
<SECURITIES>                        0                           0
<RECEIVABLES>                       10,072                      0
<ALLOWANCES>                        0                           0
<INVENTORY>                         19,563                      0
<CURRENT-ASSETS>                    0                           0
<PP&E>                              398,394                     0
<DEPRECIATION>                      (165,303)                   0
<TOTAL-ASSETS>                      889,479 <F1>                0
<CURRENT-LIABILITIES>               0                           0
<BONDS>                             700,864 <F2>                0
<PREFERRED-MANDATORY>               0                           0
<PREFERRED>                         0                           0
<COMMON>                            41,391                      0
<OTHER-SE>                          (67,460)                    0
<TOTAL-LIABILITY-AND-EQUITY>        889,479 <F3>                0
<SALES>                             0                           0
<TOTAL-REVENUES>                    130,713                     394,311
<CGS>                               0                           0
<TOTAL-COSTS>                       87,597                      261,090
<OTHER-EXPENSES>                    32,937 <F4>                 97,991
<LOSS-PROVISION>                    0                           0
<INTEREST-EXPENSE>                  17,021                      50,563
<INCOME-PRETAX>                     (6,842)                     (15,233)
<INCOME-TAX>                        (1,974) <F5>                (3,249)
<INCOME-CONTINUING>                 (4,868)                     (11,984)
<DISCONTINUED>                      0                           0
<EXTRAORDINARY>                     0                           0
<CHANGES>                           0                           0
<NET-INCOME>                        (4,868) <F6>                (11,984)
<EPS-BASIC>                         0                           0
<EPS-DILUTED>                       0                           0




<F1>
Total Assets: Include Advance Location Payments of $78,577, Contract Rights of $392,971, and Goodwill of $103,325, each net of accumulated amortization at December 31, 1999.

<F2>
Bonds: Includes $296,655 of $11-3/4% senior notes, as well as debt soutstanding under a credit facility of $392,135 at December 31, 1999.

<F3>
Total Liabilities: Includes Accrued Commissions of $29,026 and Accrued Interest of $8,120, at December 31, 1999.

<F4>
Other Expenses: Other Expenses includes stock based compensation of $168 and $483 for the quarter and nine months ended December 31, 1999.

<F5>
Income Tax: The provision (benefit) for income taxes consists of $733 and $2,744 currently payable and ($2,707) and ($5,993) deferred, for the quarter and nine months ended December 31, 1999.

<F6>
Net Income: In addition, EBITDA of $127,109 (earnings before interst, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the nine months ended December 31, 1999. EBITDA is a meaningful measure of a company's ability to service debt.

